As Filed With the Securities and Exchange Commission on August 16, 2010

                                                     Registration No. 333-162461
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 6 TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SHAWCORE DEVELOPMENT CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                               2452                            42-1766696
  (State or Jurisdiction Of          (Primary Standard Industrial               (IRS Employer
Incorporation or Organization)        Classification Code Number)           Identification Number)


          329 Manchester Road                                   Corporate Service of Nevada
          Deepcar, Sheffield                               502 North Division Street, Carson City
           England, S36 2RB                                             Nevada 89703
Tel: 011 44 161 884 0149 Fax: 44 7006 063 195           Tel: (775) 883-3711, Fax: (775) 883-2723
      (Address and telephone number of                         (Name, address and telephone
        registrant's executive office)                          number of agent for service)


                                 With a Copy to:

Diane D. Dalmy, Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227
                            telephone (303) 985.9324
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

   From time to time after this Registration Statement is declared effective.
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)      Price (2)        Fee (2)
--------------------------------------------------------------------------------
Common Stock        2,375,000      $0.07 per share    $166,250         $9.28
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2) In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                           SHAWCORE DEVELOPMENT CORP.
                                2,375,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange or quoted on any quotation service.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE 5.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

We sold an aggregate of 2,375,000 shares to the selling shareholders named in this Prospectus in connection with certain private placement transactions we completed on February 20, 2009, June 8, 2009 and August 8, 2009. Of the aggregate shares sold, 1,500,000 shares were sold at a price of $0.001, 600,000 shares were sold at a price of $0.01. 250,000 were sold at a price of $0.04. The sales price to the public is fixed at $0.07 per share unless and until our shares are quoted on the OTC Bulletin Board. We determined this fixed offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. Therefore, in the event the selling shareholders sell the shares at a price per share of $0.07, the net proceeds to be received by the selling shareholders will range from $0.03 to $0.069 per share and the total amount of the offering will be approximately $117,562.50 based on an average of the per share selling prices. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

The relationship between the selling shareholders and our sole officer and director, Mr. Gary Burkinshaw, is one of either family ties or pre-existing and substantive relationships

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                 THE DATE OF THIS PROSPECTUS IS: AUGUST __, 2010

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

SUMMARY                                                                       3
RISK FACTORS                                                                  5
FORWARD-LOOKING STATEMENTS                                                    9
USE OF PROCEEDS                                                               9
DETERMINATION OF OFFERING PRICE                                               9
DILUTION                                                                      9
SELLING SHAREHOLDERS                                                          9
PLAN OF DISTRIBUTION                                                         12
DESCRIPTION OF SECURITIES                                                    15
INTEREST OF NAMED EXPERTS AND COUNSEL                                        16
DESCRIPTION OF BUSINESS                                                      16
LEGAL PROCEEDINGS                                                            23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     23
PLAN OF OPERATIONS                                                           24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                                26
AVAILABLE INFORMATION                                                        26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                 27
EXECUTIVE COMPENSATION                                                       28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               29
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                             29
FINANCIAL STATEMENTS                                                         30

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.


We intend to design and construct eco-friendly self assembly housing and storage structures. Our intentions are to build a product that will be well suited to a more environmentally conscious market looking for affordable quality housing and storage that can be put together easily and quickly. Initially we will target the resort and cabin markets of the UK, and the United States.


We were incorporated on September 25, 2008 under the laws of the state of Nevada. Our principal offices are located at 329 Manchester Road Deepcar, Sheffield England, S36 2RB. Our telephone number is 011 44 114 288.

THE OFFERING:

Securities Being Offered     Up to 2,375,000 shares of common stock.

Offering Price               The selling shareholders will sell our shares at a
                             fixed price of $0.07 per share unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.

                             There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

                             We intend to apply to the OTC Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering        The selling shareholders will determine when and
                             how they will sell the common stock offered in this
                             prospectus.
Termination of the
Offering                     The offering will conclude when all of the
                             2,375,000 shares of common stock have been sold,
                             the shares no longer need to be registered to be
                             sold due to the operation of Rule 144 or we decide
                             at any time to terminate the registration of the
                             shares at our sole discretion but in no event later
                             than two years from the effective date of this
                             registration statement. ( Date of expiration will
                             be provided for this continuous offering once
                             known)
Securities Issued and
to be Issued                 2,375,000 shares of our common stock to be sold in
                             this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.


                                 As of August 31, 2009 (Audited)        As of May 31, 2010 (unaudited)
                                 -------------------------------        ------------------------------
BALANCE SHEET
Total Assets             $                   19,737                                  1,402
Total Liabilities        $                      299                                  4,299
Stockholders Equity      $                   19,438                                 (2,897)


                                 Period from September 25, 2008         Period from September 25, 2008
                                       (date of inception)                   (date of inception)
                                  to August 31, 2009 (Audited)            to May 31, 2010 (unaudited)
                                  ----------------------------            ----------------------------
INCOME STATEMENT
Revenue                  $                       --                                     --
Total Expenses           $                    2,062                                 24,397
Net Loss                 $                   (2,062)                               (24,397)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.


At March 31, 2010, we had cash on hand of $1,402, and we have an accumulated a deficit of $24,397 in business development expenses. Additional funding will be needed to implement our business plan and for administrative expenses.


To date, we have been involved in limited organization and operational activity such as developing our website and purchasing software for the design of our products. We have not begun more intense operations and will not be able to until we are able to raise the required funds to do so. We intend to raise the required funds through an equity placement. However, there is no guarantee that we will be able to raise the required cash and because of this our business may fail. We have not generated any revenue from operations to date. To begin and maintain operations for one year we will require the following expenses:

Initial Capital Expenses:

Tools and Machinery-       $42,000.00
12 month shop lease-       $24,000.00
Shop Assistant-            $24,000.00
Electricity-               $ 5,000.00
Marketing-                 $25,000.00
Initial Supplies-          $54,000.00

* Initial Supplies are composed of supply and packaging materials for three units of each product.

Supply and Packaging Expenses (per single unit basis):

Large Cabin-               $9,500
Small Cabin-               $6,700
Storage Shed-              $1,800

* prices of lumber and other wood and metal products could vary depending on commodity prices.

We anticipate that we will have to raise additional funding to grow and maintain our operations until we are able to subsist on revenues from the sale of our products. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Gary Burkinshaw, will only be devoting limited time to our operations. Mr. Burkinshaw intends to devote 35% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Gary Burkinshaw from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Burkinshaw may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause an investor to lose their investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We will be incurring losses until we build a break-even level of revenue. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to move forward with our business plan. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further operations. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

IF GARY BURKINSHAW, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND INVESTORS COULD LOSE THIER INVESTMENT.

We depend on the services of our sole officer and director, Gary Burkinshaw for the future success of our business. The loss of the services of Mr. Burkinshaw could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible an investor could lose their entire investment. We do not carry any key personnel life insurance policies on Mr. Burkinshaw and we do not have a contract for his services.

BECAUSE OUR DIRECTOR OWNS 55.8% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Gary Burkinshaw, owns approximately 55.8% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on Mr. Burkinshaw in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Burkinshaw based on the civil liability provisions of the United States securities laws. Since all our assets will be located in England it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We aim to obtain quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize. In order to obtain quotation on the OTC Bulletin Board our company will be required to procure the sponsorship of a registered market maker. There is no guarantee that we will ever obtain the sponsorship of a market maker and as a result may be unable to quote our common stock on the OTC Bulletin Board,

If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the activity in the secondary market for stock that becomes subject to those penny stock rules. If a market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

AS A SHELL COMPANY, WE FACE SUBSTANTIAL ADDITIONAL ADVERSE BUSINESS AND LEGAL CONSEQUENCES.

On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents. The amendments prohibit the use of a Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisors), under certain circumstances, and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financing statements, in the filing on Form 8-K that the shell company files to report the acquisition of a business opportunity. This initial filing must be made within four days of the acquisition. The Form 8-K filing may be reviewed by the Securities and Exchange Commission and the prospects of certain disclosure or review of the lack of the ability to issue securities using a Form S-8 may delay the consummation of any potential business combination.

AS A SHELL COMPANY, OUR SHAREHOLDERS WILL NOT BE ABLE TO RELY UPON RULE 144 FOR THE RESALE OF THEIR SHARES.

In general, Rule 144 requires restricted securities to be held for a particular length of time and prescribes the conditions which must be satisfied prior to the sale of the securities. The Securities and Exchange Commission codified a staff interpretation relating to the treatment of the securities of shell companies, of which we are one. Under the amendments, Rule 144 is not available for the resale of securities initially issued by a shell company (reporting or non-reporting) or a former shell company. Therefore, the securities held by our shareholders can be resold only through a resale registration statement unless certain conditions are met. These conditions are:

     *    The company has ceased to be a shell company;
     * The company is subject to the reporting requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended;
     * The company has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Securities Exchange Act, as applicable, during the preceding twelve months; and
     * One year has elapsed since the Company has filed current "Form 10 information" with the Securities and Exchange Commission reflecting its stats as an entity that is no longer a shell company.

If these conditions are satisfied, then our shareholders can resell their securities subject to all other applicable Rule 144 conditions. See "Market for Common Equity and Related Stockholder Matters - Rule 144 Shares".

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

                           FORWARD-LOOKING STATEMENTS

This discussion contains certain statements which may be viewed as forward-looking statements that involve risks and uncertainties. When used herein, the words "believes", "anticipates", "expects" and similar expressions are intended in certain circumstances, to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including the risks of a startup company becoming profitable and raising the funds required to do so. Given these uncertainties, you are cautioned not to place undue reliance on such statements. There are no assurances the company can fulfill such forward-looking statements. Such forward-looking statements are only predictions; actual events or results may differ materially as a result of risks facing the company. Some of these risks include changes in government regulations, lack of financing and undercapitalization, inability to compete on a price level with competitors, loss of supply contracts, and increases in shipping costs

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at a fixed price of $0.07 per share unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board through a market maker for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,375,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

     1. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on February 20, 2009;
     2. 600,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on June 8, 2009;

     3. 275,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on August 8, 2009.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                             Total Number of
                                              Shares to Be
                                               Offered For       Total Shares to
                            Shares Owned         Selling          Be Owned Upon      Percentage of Shares
Name of Selling            Prior to This       Shareholders        Completion Of     owned Upon Completion
 Shareholder                 Offering            Account          This Offering        of This Offering
 -----------                 --------            -------          -------------        ----------------
Dale Burkinshaw              250,000             250,000               Nil                    Nil

Ross Burkinshaw              250,000             250,000               Nil                    Nil

Carla Burkinshaw             250,000             250,000               Nil                    Nil

Brian Burkinshaw             250,000             250,000               Nil                    Nil

Karen Burkinshaw             250,000             250,000               Nil                    Nil

Philomena Bentham            250,000             250,000               Nil                    Nil

Kerry Bentham                 50,000              50,000               Nil                    Nil

David Bentham                 50,000              50,000               Nil                    Nil

Michael Bentham               50,000              50,000               Nil                    Nil

Cassandra Turner              50,000              50,000               Nil                    Nil

Bethany Travis                50,000              50,000               Nil                    Nil

Antonia Jade Crossland        50,000              50,000               Nil                    Nil

Jake Grimstone                50,000              50,000               Nil                    Nil

Simon Levitt                  50,000              50,000               Nil                    Nil

Rachel Kershaw                50,000              50,000               Nil                    Nil

Andrew Cawley                 50,000              50,000               Nil                    Nil

Natalie Cheethem              50,000              50,000               Nil                    Nil

Emry Brigs                    50,000              50,000               Nil                    Nil

Matthew Hall                  25,000              25,000               Nil                    Nil

Todd Cheshire                 25,000              25,000               Nil                    Nil

Daniel Ellis                  25,000              25,000               Nil                    Nil

Michael Wright                25,000              25,000               Nil                    Nil

Robert Boxter                 25,000              25,000               Nil                    Nil

Jason Albinson                25,000              25,000               Nil                    Nil

Robert Shaw                   25,000              25,000               Nil                    Nil

Paul Clarke                   25,000              25,000               Nil                    Nil

Melanie Jane Palmer           25,000              25,000               Nil                    Nil

Kimberley Jenkins             25,000              25,000               Nil                    Nil

Mark Haslam                   25,000              25,000               Nil                    Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,375,000 shares of common stock issued and outstanding on the date of this prospectus.

The relationship between the selling shareholders and the Company's president, Gary Burkinshaw is one of either family ties or pre-existing and substantive relationships.

None of the selling shareholders:

     1. has had a material relationship with us other than as a shareholder at any time within the past three years;
     2.   has ever been one of our officers or directors;
     3.   is a broker-dealer; or a broker-dealer's affiliate.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at a fixed price of $0.07 unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. Although we intend to apply for quotation of our common stock on the OTC

Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their nominees who are unaffiliated with us. Such nominees may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any nominees with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

For the purpose of this registration statement nominee will be defined as: (a) a person or entity who is requested or named to act for another, such as an agent or trustee, or (b) a potential successor to another's rights under a contract.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling" shareholders". The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

     * A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     * Ordinary brokerage transactions and transactions in which the broker solicits purchasers
     * Face to face transactions between sellers and purchasers without a broker/dealer.

Presently, the selling shareholders cannot sell their common stock of our company in accordance with new Rule 144 under the Securities Act because we are defined as a "shell company."

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods". We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than the current officer/director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -    a toll-free telephone number for inquiries on disciplinary actions;
     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of August 31, 2009, there were 5,375,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Diane D. Dalmy, Attorney at Law has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by DeJoya Griffith & Company, LLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS


We were incorporated in the State of Nevada on September 25, 2008 and have not begun operations. We intend to design and construct eco-friendly self assembly housing and storage structures. Our intentions are to build a product that will be well suited to a more environmentally conscious market looking for affordable quality housing and storage that can be put together easily and quickly. Initially we will target the resort and cabin markets of the UK and the United States of America.


To date, we have been involved in limited organization and operational activity such as developing our website and purchasing software for the design of our products. We intend to engage in more intense operational activity, but we will require additional capital to do so. We intend to raise the required funds through an equity placement. However, there is no guarantee that we will be able to raise the required cash and because of this our business may fail. We estimate approximately $174,000.00 will be required for operations for our first year. These expenses are set forth below.

Initial Capital Expenses:

Tools and Machinery-       $42,000.00
12 month shop lease-       $24,000.00
Shop Assistant-            $24,000.00
Electricity-               $ 5,000.00
Marketing-                 $25,000.00
Initial Supplies-          $54,000.00

* Initial Supplies are composed of supply and packaging materials for three units of each product.

In addition, we expect that our products will be fabricated on a build to order basis and as such variable costs will be incurred before any revenue is received by the company. These variable costs differ based on the product constructed. Further detail on first year expenditures is listed below. Our plan of operation is forward-looking and there is no assurance that we will ever implement our business plan. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Supply and Packaging Expenses (per single unit basis):

Large Cabin-               $9,500
Small Cabin-               $6,700
Storage Shed-              $1,800

* prices of lumber and other wood and metal products could vary depending on commodity prices.

If we are able to raise the required capital we intend to focus on three products our first year of operations:

Large Cabin- 32x17 feet (5 rooms)
Small Cabin- 24x16 feet (3 rooms)
Storage Shed- 8x6 feet

Our homes will be designed so that two people will be able to erect and assemble the structure within two days. The homes will arrive at the requested address in kit form containing all the components and instructions required for self assembly. Wood products used in fabrication will come from sustainable forests and design will be utilized to assure low energy consumption. Building regulations do differ from jurisdiction to jurisdiction and warnings will be posted on the website and product to warn that the buyer should first check for local planning permission before purchase.

Our business model is to procure our raw materials (lumber, flooring, tacking, electrical, support, and roofing) from green sources. By green sources it is meant that our lumber and other wood based products will come from eco-certified forests, and recycled materials. The electrical and power generation products we will supply and incorporate into our design will be energy and waste efficient. The actual construction and design of our products will be conducted so that material waste is kept to a minimum.

We intend to provide order options to include wind and solar power, as well as a variety of flooring and roofing choices so that the client can chose the specifications that best meet their needs and wants.

If we are able to raise the required funds Mr. Burkinshaw and a hired assistant will design, construct and develop our products for shipping around the world.

Design-The actual dimensions and material requirements will be determined using SolidBuilder architectural software purchased by us in May of 2009. This software allows for a wide variety of designs and building material variations in order to provide the unique specifications required for a packaged pre-fabricated structure.

Material Ordering-Once a shop is established we intend to order the required materials to construct approximately three units of each of our proposed products. If we are able to expand our business through marketing efforts we intend to order supplies as needed to keep inventory costs to a minimum. At present we have a supply agreement with UAB Stilmeda with offices throughout Europe. UAB Stilmeda has agreed to supply us with the majority of the raw wood and specialty wood products required to build our final products. Other materials including tacking, electrical, flooring and fixtures will be procured from local industrial outfitters until the need arises for a lower-cost, bulk supplier. Power generation supplies have not yet been procured.

Product Development- Raw materials will be formed and made ready for assembly by Mr. Burkinshaw and a hired assistant. Electrical wires will be fashioned as required while joist and other tacking materials will be packaged. Fixtures, instructions and eco-certification documents will be packaged and the final product will be stored until time of shipping.

Shipping-Finished product will be shipped to its final destination with tracking information sent electronically to the client.

MARKET

There are many examples or new markets for low cost, "green" housing projects throughout the world. Recently India announced that the country intends to more than triple its square-footage of energy-efficient building space (Wealth Daily August 24, 2009.). In addition, the United Arab Emirates is starting construction of the world's first, carbon-neutral, zero-waste city. (Wealth Daily August 24, 2009). Future projections by groups such as McGraw-Hill and the National Association of Home Builders suggested that in the next 2 years they expect to see a 5-10% increase in new green homes (Residential Green Building SmartMarket Report). These projects and projections are just examples of a trend that we believe shows positive signals for our business plan. Our company in no way has any contracts, nor do we intend to bid for, any contracts in these two projects.

MARKETING

A corporate website is currently being completed where we will have detailed specifications on each of our products as well as an assembly manual so interested parties can understand the simplicity of our products. At present our website shows designes of our products completed using SolidBuilder software we purchased in May of 2009. We intend to have our corporate website fully operational by July of 2010. Once construction of our products commences we intend have pictures of exteriors and interiors of actual homes we have designed and built shown on the corporate website. The corporate website will provide the portal for not only information on our products but also where the majority of the transactions will take place. We intend to have credit card software set up in order to take payments online but we will also have a direct phone line where orders can be handled via check or money order as well. The website will also focus on the "green" aspect of the company and give a detailed description of the entire supply chain from the forests we procure our wood to the materials and methods used to ship the final product.

Other methods of communication will include:

     -    Informal marketing/networking
     -    activities such as joining organizations.
     -    Trade shows attendance
     -    Publications in news papers and green magazines

REVENUE

Should the Company start operations the revenue will come from the purchase of housing and storage structures. Specific prices may change due to elasticity of demand and fluctuations in commodity prices but currently we have set our product prices below:

Large Cabin-      $28,000.00
Small Cabin-      $22,500.00
Storage Shed-     $ 3,900.00

Transactions will take place through online purchases, and by check or money orders. At present we do not have any current customers or customer contracts. We cannot be certain that we will generate any revenues in the future.

COMPETITION

There are many companies that sell log cabin kits. However companies that focus on attractive, affordable and ease of assembly are few. Our main competition will be Argos. The major retailer has recently come out with a product that will be in direct competition with our Large Cabin product. We do not have the name, marketing budget, or economies of scale to compete on a price level with Argos, but will instead compete based on the "green" edge and quality of final product. Our failure to maintain a competitive position within the market could have a materially adverse effect on our business, financial condition and results of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer and director. Our sole officer and director, Gary Burkinshaw, will only be devoting limited time to our operations. Mr. Burkinshaw intends to devote 35% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Gary Burkinshaw from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Burkinshaw may not possess sufficient time for our business if the demands of managing our business increase substantially.

We intend to hire additional employees on an as needed basis.

GOVERNMENT REGULATIONS


UNITED STATES

Our housing products will be regulated by the United States Department of Housing and Urban Development (HUD) and specifically the Manufactured Housing Construction and Safety Standards Act of 1974 (the "Manufactured Housing Construction and Safety Act"). The Manufactured Housing Construction and Safety Act regulate all aspects of manufactured home and manufactured home construction. As defined under the Manufactured Housing Construction and Safety Act, a manufactured home is any structure designed as a dwelling unit, i.e. any structure that has one of more habitable rooms. Therefore, the Manufactured Housing Construction and Safety Act is applicable to our products. The Manufactured Housing Construction and Safety Act govern all arrangements and methods of construction for manufactured homes. HUD began to regulate the construction of manufactured homes in 1976 pursuant to the provisions of the Manufactured Housing Construction and Safety Act.

The rules and regulations promulgated under the Manufactured Housing Construction and Safety Act cover all aspects of manufactured home construction, including structural integrity, fire safety, wind loads, thermal efficiency and ventilation. As required by the rules and regulations, all plans and specifications for our manufactured homes are reviewed by a HUD-approved independent third party, and each home is required to be inspected by a different HUD-approved third party prior to its completion. These inspections are in addition to our own rigorous inspection program. Failure to comply with HUD regulations would expose us to a wide variety of sanctions, ranging from repair or repurchase of any home deemed defective or hazardous, to intensive inspection of manufacturing facilities, or to closing our plants. Management believes that our manufactured homes will meet or surpass all present HUD requirements.

The Manufactured Housing Construction and Safety Act set forth the compliance standards for gaining approval for the manufactured homes. First, with each new manufactured home, the manufacturer must provide installation designs and instructions that have been approved by HUD. The approved installation instructions must include all topics covered in the Model Installation Standards for the installation of manufactured homes. These installation instructions and any variations thereto must provide protection to residents of the manufactured homes that equals or exceeds the protection provided by the Model Installation Standards and must not take the manufactured home out of compliance with the Model Installation Standards. These instructions must insure that each home will be supported and anchored in a manner that is capable of meeting or exceeding the design loads required by the Model Installation Standards. In addition, if the actual design in any way differs from the original instructions, a professional engineer or registered architect must certify the compliance with a certification.

All aspects of the home must gain approval under the Manufactured Housing Construction and Safety Act. Furthermore, this includes the foundation, pier and footing specifications, drainage, ground and soil conditions, leveling, and fire separation. Management believes that our installation instructions will be approved by HUD. As of the date of this Prospectus, we have not submitted our installation instructions to HUD for approval and there is no assurance that our installation instructions will be approved. Management believes that the installation instructions complies with the disclosure requirements of the Manufactured Housing Construction and Safety Act and that the protections provided thereunder are in compliance with the Model Installation Standards.

As a rough guide we would expect HUD approval for each type of product to take 6-8 weeks (for both inspection and approval of installation instructions). This time period will vary and could be extended if inspection and approval process come back with comments and suggested changes.

In addition, manufacturers are held accountable for building homes that are compliant with HUD's standards pursuant to inspection by HUD agents, which are referred to as Production Inspection and Primary Inspection Agencies (the "IPIA"). The IPIA is responsible for certifying manufacturing plants before the manufacturing plants can begin operations and for routinely inspecting manufacturing in the plants to ensure that the manufacturing plants are in compliance with the Manufactured Housing Construction and Safety Act rules and regulations. There are ten states in the United States in which a state agency acts as the IPIA. In the other states where mobile/manufactured home manufacturing occurs, the IPIA is a private company. There are five such companies. As of the date of this Prospectus, we intend to have a manufacturing plant located within the United States. But have not determined which state.

In order to further ensure that mobile/manufactured home manufacturers construct homes that are in compliance with the rules and regulations promulgated under the Manufactured Housing Construction and Safety Act, the manufacturer must employ a Design Approval Primary Inspection Agency (the "DAPIA"). These are essentially engineering firms that must certify that the designs of mobile/manufactured homes are consistent with the standards. As of the date of this Prospectus, we are in the developmental stage and have not yet determined employment of a DAPIA at this stage in the regulatory process.

When we are required to engage the services of a DAPIA, management fully intends to employ the services of a private DAPIA. The approval process can at times be cumbersome, but management estimates that we can gain approval within three to six months of hiring the DAPIA firm. Thus, our position at the present time is that of evaluating our options as to the best possible DAPIA firms. Morever, we will seek to employ a registered architect in the event that any of our customers want variations from the original plan. We also intend to create and implement own design and safety and inspection program that will surpass the requirements of HUD.

UNITED KINGDOM

Shawcore's intention is to carry out business throughout the United Kingdom
(UK). Accordingly the legislation which Shawcore must comply with will vary dependent on the part of the UK in which the relevant transaction takes place.

Prior to construction works being carried out in the UK a party must procure planning permission and a building warrant. Both of these will be granted by the Local Authority for the area in which the property is being constructed.

By way of a general explanation the grant of planning permission will relate to whether it is appropriate for there to be a building on a particular site, taking into consideration neighbouring properties and any local development plan. The grant of a building warrant will depend on the information submitted in relation to the actual building to be constructed.

Whilst it may be for the individual buyer to procure planning permission and a building warrant they will need to know that the product provided by Shawcore is one for which a building warrant could be granted. In order for the building warrant to be granted, drawings and specifications would be required to be submitted to the Local Authority (which I expect would ultimately require to be provided by Shawcore to the party constructing the building for onward transmission to the Local Authority).

As a rough guide we would expect a planning application to take 8 weeks (from application until a decision was reached by the relevant Local Authority). In addition obtaining a building warrant could take approximately 4 weeks (any such application should of course be made to the Local Authority before construction began). Again these time periods will vary from Council to Council.

Shawcore will also need to comply with the Building Act of 1984 and the Building Regulations of 2000 in England and Wales. In Scotland Shawcore will need to comply with the Building (Scotland) Act 2003. These pieces of legislation set out the law in relation to the construction of buildings. Any building (and the process of building it) would require to conform with these. There are no specific time lines for compliance with these however a failure to comply could lead to delays during the building warrant stage (as further detailed below).

The aims of these acts is to promote the health, safety, well being and convenience of persons in or about buildings or in matters connected with buildings as well as aiming to further the conservation of fuel and power. The acts try to achieve these aims by way of implementing certain building standards in relation to goods, materials etc.

There are certain requirements that buildings must meet. These are general requirements rather than detailed obligations. For example a Local Authority may require that no more than a certain amount of heat is released from the building once constructed, but it is up to the designer how they achieve this (and again Shawcore will require to liase with the relevant professional to achieve these requirements). Certain types of work can also be self certified by qualified individuals however most will require to be approved by a building control officer.

In addition, the introduction of European legislation now means that residential properties within the UK must obtain an energy performance certificate (EPC). An EPC provides an energy rating of a building based on the performance of the building and the services contained within (such as air conditioning). It also informs potential purchasers / tenants on the energy efficiency of their proposed investment. An EPC is required in order for the Local Authority to grant the property a completion certificate. A property without a completion certificate cannot be sold/let or inhabited. Obtaining an EPC would be the responsibility of the home owner (and as such would not be Shawcore's responsibility) but the rating of the property (which ranges from "A" ie the most efficient" to "F") will to a degree depend on the product provided by Shawcore. Accordingly the desirability Shawcore's product may also depend on the possible EPC rating that can be obtained by it. Again Shawcore will require to liase with technical advisors in this regard.

There are other codes of practice (such as that entitled "Good Practice in Selection of Construction Materials" produced by Ove Arup & Partners and various

British and European standards) which should also be complied with. In order to facilitate this it is likely that Shawcore would require to instruct an architect/engineer to review the design of the prefabricated components to ensure compliance. The instruction of such a professional and their review of the components would not be a lengthy procedure (perhaps taking a couple of weeks) but this would be dependent on the other factors (such as the amount of designs the professional would require to review etc).

In addition there will be further requirements implemented at the Local Authority level (ie by the appropriate town/county Council in whose jurisdiction the building was being constructed). Accordingly the implementation of the legislation can vary from Council to Council dependent on their own internal procedures and interpretation of the acts. Ultimately a Council will only grant a building warrant under the acts if they are satisfied that the building meets building standards.

There are other regulations which apply such as the CDM Regulations 2007 but these relate to the construction of the building which we understand Shawcore shall not be involved in.

There are more general pieces of legislation which apply throughout the UK in relation to the sale of goods which will require to be taken into account, but no specific actions are required.

The Sale of Goods Act 1979 - This act allows contractual terms relating to the quality of goods to be implied into consumer contracts under which goods are supplied. Shawcore will be entering into contracts with purchasers to supply goods. Accordingly the act implies that goods supplied by Shawcore will be of
(a) a satisfactory quality and (b) reasonably fit for the purpose for which they are being purchased;

The Consumer Protection Act 1987 - Under which producers can be held liable for damage caused wholly or partly by a defect in the product which they provided. The definition of "Goods" under the act is wide and includes manufactured products and components. Accordingly the act would apply to any goods produced by Shawcore.

The Supply of Goods and Services Act 1982 - This act seeks to protect consumers against bad workmanship and provision of services. The act covers contracts relating to the provision of both good and materials and accordingly would also apply to Shawcore. The act implies terms into consumer contracts (ie that the provider will exercise reasonable skill and care in the provision of the relevant goods/services etc).

The Unfair Contract Terms Act 1977 - The act restricts the operation and legality of some contracts (such as consumer contracts). The acts primary aim is to render unreasonable terms which seek to exclude or limit liability as ineffective or subject to reasonableness. Any contracts which Shawcore enters into will be subject to the terms of this act (the act is mainly used in conjunction with the acts noted above as well as Unfair Terms in Consumer Contracts Regulations 1999).

At present we have not received or began the process to receive certification for any of our products.


RESEARCH AND DEVELOPMENT

We have not conducted any research or development nor incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

OFFICES


Our office is currently located at 329 Manchester Road Deepcar, Sheffield England, S36 2RB. Our telephone number is 011 44 161 884 0149. This location does not have the storage capacity for inventory required by our anticipated operations. We intend to move to a more suitable location if we are able to raise additional capital through an equity placement. We do not pay any rent and there is no agreement to pay any rent in the future. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.


                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 502 North Division Street, Carson City, Nevada 89703

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate obtaining quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 30 registered shareholders.

RULE 144 SHARES

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. A Form 10 includes information such as a description of the company's business, risk factors associated with the business, financial information, description of the company's properties, the securities ownership of the company's management and 5% shareholders, a description of management and the board of directors, compensation for officers and directors, transactions in which the company entered into with officers and directors, legal proceedings, the market in which the company trades its stock, sales of unregistered securities, among other information. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the affiliates of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a "shell company"; (2) we have filed all reports as required by
Section 13 and 15(d) of the Securities Act for twelve consecutive months; and
(3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                PLAN OF OPERATION

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified:

Our first milestone is to complete the registration of our shares for resale by the selling stockholders named in this prospectus, effect registration of our common stock as a class under the Exchange Act concurrently with the effectiveness the registration statement of which this prospectus forms a part, and then obtain a symbol to facilitate quotation of our shares on the OTC Bulletin Board. . The remaining costs are expected to be approximately $20,500. The nature of these costs is audit, legal, transfer agent fees and SEC registration costs. There can be no assurance that we will obtain quotation on the OTC Bulletin Board.

DEVELOP WEBSITE AND NETWORKS

Before we actually purchase the equipment and hire the necessary staff we will complete the corporate website and begin initial marketing and networking efforts. In order to finalize the website online payment processing and delivery information is required. Marketing and networking efforts will be composed of attending industry events and conferences as well as posting advertisements in related magazines. Gary Burkinshaw will be using approximately 30% of his available time to contact his extensive network and create awareness for the company.

ESTABLISH OFFICE AND PURCHASE/LEASE EQUIPMENT

We believe that it will cost $174,000 to set up an office, hire an assistant and obtain the necessary equipment to begin operations. Another option considered is leasing equipment off of the President and sole Director Mr. Burkinshaw for the initial 12 months. A suitable location has been found for a new shop and inquires have been made regarding rental pricing and other obligations. Listed below are our internally generated capital expenditure requirements for the first fiscal year of operations.

Initial Capital Expenses:

Tools and Machinery*-      $42,000.00
12 month shop lease-       $24,000.00
Shop Assistant-            $24,000.00
Electricity-               $ 5,000.00
Marketing-                 $25,000.00
Initial Supplies**-        $54,000.00

----------
* Shop table, saw horses, circular saw, power drill, jigsaw, orbital sander, clamps, bench grinder, table saw, router, miter saw, storage, shop vacuum,
** Initial Supplies are composed of supply and packaging materials for three units of each product.

BEGIN OPERATIONS

Once initial marketing is under way, equipment purchased and an assistant hired we will be ready to accept orders for our products.

We intend to hire one part-time assistant to help with the assembly and packaging of our products. Building materials will be ordered as needed so to reduce storage requirements and inventory. We currently have a supply contract in place with UAB Stilmeda with offices throughout Europe. UAB Stilmeda has agreed to supply us with the majority of the raw wood and specialty wood products required to build our final products. (See Exhibit 10.1) Mr. Burkinshaw has verbally agreed to dedicate 100% of his available work hours to the Company's operations once the corporate website is fully functional and the demands of customers require this dedication. Mr. Burkinshaw and a hired assistant will design, construct and develop our products for shipping around the world.

Design-The actual dimensions and material requirements will be determined using SolidBuilder architectural software purchased by the Company in May of 2009. This software allows for a wide variety of designs and building material variations in order to provide the unique specifications required for a packaged pre-fabricated structure.

Material Ordering-Once a shop is established we intend to order the required materials to construct approximately three units of each of our proposed products. If we are able to expand our business through marketing efforts we intend to order supplies as needed to keep inventory costs to a minimum. At present we have a supply agreement with with UAB Stilmeda with offices throughout Europe. UAB Stilmeda has agreed to supply us with the majority of the raw wood and specialty wood products required to build our final products. (See
Exhibit 10.1). Other materials including tacking, electrical, flooring and fixtures will be procured from local industrial outfitters until the need arises for a lower-cost, bulk supplier. Power generation supplies have not yet been procured but we have began searching for suppliers of small scale wind and solar suppliers.

Product Development-Raw materials will be formed and made ready for assembly by Mr. Burkinshaw and a hired assistant. Electrical wires will be fashioned as required while joist and other tacking materials will be packaged. Fixtures, instructions and eco-certification documents will be packaged and the final product will be stored until time of shipping.

Shipping-Finished product will be shipped to its final destination with tracking information sent electronically to the client.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up company and have not generated any revenues. We cannot guarantee success of our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS FOR PERIOD ENDING AUGUST 31, 2009

We did not earn any revenues from our incorporation on September 25, 2008 to August 31, 2009. We incurred operating expenses in the amount of $2,062 for the period from our inception on September 25, 2008 through August 31, 2009. These operating expenses were comprised of our initial web site development expenses.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibitsYou may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director         Age
----------------         ---

Gary Burkinshaw          51

EXECUTIVE OFFICERS:

Name of Officer          Age                            Office
---------------          ---                            ------

Gary Burkinshaw          51       President, Chief Executive Officer, Secretary,
                                  Treasurer, Chief Financial Officer and Chief
                                  Accounting Officer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Since our inception on September 25, 2008, Gary Burkinshaw has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors. Mr. Burkinshaw attended Shircliffe College in 1974 where he completed the City and Guilds Carpentry and Joinery program. Since completing his formal education Mr. Burkinshaw has been self employed providing carpentry and joinery services. Gary has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 35% of his business time to our affairs.

   During the past five years, Mr. Burkinshaw has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Burkinshaw was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Burkinshaw's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on September 25, 2008 to August 31, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                        Change in
                                                                                         Pension
                                                                                        Value and
                                                                       Non-Equity      Nonqualified
 Name and                                                              Incentive         Deferred
 Principal                                       Stock      Option        Plan         Compensation    All Other
 Position            Year   Salary($) Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($) Total($)
 --------            ----   --------- --------  ---------  ---------  ---------------   -----------  --------------- --------
Gary Burkinshaw      2009     None      None      None        None         None             None          None         None
President, CEO, CFO,
Secretary, Treasurer,
Chief Accounting
Officer, and
sole director

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Gary Burkinshaw. We do not pay him for acting as a director or officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at April 5, 2010 except as otherwise indicated, all shares are owned directly.

Title of                     Name and Address                     Amount of             Percent
 Class                     of Beneficial Owner               Beneficial Ownership       of Class
 -----                     -------------------               --------------------       --------
Common           Gary Burkinshaw                                  3,000,000               55.8%
Stock            President, Chief Executive Officer,
                 Chief Financial, Officer, Secretary,
                 Treasurer, Chief Accounting Officer
                 and sole Director
                 329 Manchester Road
                 Deepcar, Sheffield, England S36 2RB

Common           All Officers and Directors as a                  3,000,000               55.8%
Stock            group that consists of one person                  shares

The percent of class is based on 5,375,000 shares of common stock issued and outstanding as of April 5, 2010.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Burkinshaw purchased 3,000,000 shares of Shawcore Development Corp. at a price of $0.001 per share on January 10, 2009. He currently owns 55.8% of the company's outstanding common stock. None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

INDEX TO FINANCIAL STATEMENTS:

1.   Report of Independent Registered Public Accounting Firm;               F-1

2.   Audited financial statements for the period from inception
     (September 25, 2008) to August 31, 2009

     a.   Balance Sheets;                                                   F-2
     b.   Statements of Operations;                                         F-3
     c.   Statement of Stockholders' Equity and                             F-4
     d.   Statement of Cash Flows                                           F-5
     e.   Notes to Financial Statements                                     F-6

3. Unaudited Financial statements for the period for the period from inception (September 25, 2008) to February 28, 2010

     a.   Balance Sheets;                                                   F-11
     b.   Statements of Operations;                                         F-12
     d.   Statements of Cash Flows                                          F-13
     e.   Notes to Financial Statements                                     F-14


4. Unaudited Financial statements for the period for the period from inception (September 25, 2008) to May 31, 2010

     a.   Balance Sheets;                                                   F-18
     b.   Statements of Operations;                                         F-19
     c.   Statements of Cash Flows                                          F-20
     d.   Notes to Financial Statements                                     F-21

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To The Board of Directors and Stockholders
Shawcore Development Corp.
Deepcar, Sheffield England

We have audited the accompanying balance sheet of Shawcore Development Corp. (A Development Stage Company) as of August 31, 2009, and the related statement of operations, stockholders' equity, and cash flows from inception (September 25, 2008) through August 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shawcore Development Corp. (A Development Stage Company) as of August 31, 2009, and the results of their operations and cash flows from inception (September 25, 2008) through August 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ De Joya Griffith & Company, LLC
--------------------------------------------
De Joya Griffith & Company, LLC
Henderson, NV

October 2, 2009

SHAWCORE DEVELOPMENT CORP.
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                     August 31,
                                                                       2009
                                                                     --------
                                                                     (Audited)
ASSETS

CURRENT ASSETS
  Cash                                                               $ 19,737
                                                                     --------

      TOTAL CURRENT ASSETS                                             19,737
                                                                     --------

      TOTAL ASSETS                                                   $ 19,737
                                                                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Advance from Director                                              $    299
                                                                     --------
      TOTAL CURRENT LIABILITIES                                           299
                                                                     --------

      TOTAL LIABILITIES                                                   299
                                                                     --------

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value, 75,000,000 shares authorized;
   5,375,000 shares issued and outstanding                              5,375
  Additional paid-in-capital                                           16,125
  Deficit accumulated during the development stage                     (2,062)
                                                                     --------

      TOTAL STOCKHOLDERS' EQUITY                                       19,438
                                                                     --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 19,737
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

SHAWCORE DEVELOPMENT CORP.
(A Development Stage Company)
Statement of Operations
--------------------------------------------------------------------------------

                                                            From Inception
                                                        (September 25, 2008) to
                                                              August 31,
                                                                2009
                                                             ----------
EXPENSES
  General and Administrative Expenses                        $    2,062
                                                             ----------
      Total expenses                                             (2,062)
                                                             ----------

Net loss                                                     $   (2,062)
                                                             ==========

NET LOSS PER COMMON SHARE - BASIC                            $    (0.00)
                                                             ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC                                           2,813,306
                                                             ==========


   The accompanying notes are an integral part of these financial statements.

SHAWCORE DEVELOPMENT CORP.
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception (September 25, 2008) to August 31, 2009
--------------------------------------------------------------------------------

                                                                                            Deficit
                                                                                          Accumulated
                                                 Number of                 Additional       During
                                                  Common                     Paid-in      Development
                                                  Shares       Amount        Capital         Stage         Total
                                                  ------       ------        -------         -----         -----
Balance at inception on September 25, 2008             --     $    --       $     --       $     --      $     --

February 20, 2009
Common shares issued for cash at $0.001         4,500,000       4,500             --             --         4,500

June 8, 2009
Common shares issued for cash at $0.01            600,000         600          5,400             --         6,000

August 8, 2009
Common shares issued for cash at $0.04            275,000         275         10,725             --        11,000

Net loss                                               --          --             --         (2,062)       (2,062)
                                                ---------     -------       --------       --------      --------

Balance as of August 31, 2009 (audited)         5,375,000     $ 5,375       $ 16,125       $ (2,062)     $ 19,438
                                                =========     =======       ========       ========      ========


   The accompanying notes are an integral part of these financial statements.

SHAWCORE DEVELOPMENT CORP.
(A Development Stage Company)
Statement of Cash Flows
--------------------------------------------------------------------------------

                                                            From Inception
                                                        (September 25, 2008) to
                                                              August 31,
                                                                2009
                                                              --------
OPERATING ACTIVITIES
  Net loss                                                    $ (2,062)
                                                              --------

      Net cash used for operating activities                    (2,062)
                                                              --------
FINANCING ACTIVITIES
  Loans from Director                                              299
  Sale of common stock                                          21,500
                                                              --------

      Net cash provided by financing activities                 22,799
                                                              --------

Net increase (decrease) in cash and equivalents                 19,737

Cash and equivalents at beginning of the period                     --
                                                              --------

Cash and equivalents at end of the period                     $ 19,737
                                                              ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                    $     --
                                                              ========

  Taxes                                                       $     --
                                                              ========

NON-CASH ACTIVITIES                                           $     --
                                                              ========


   The accompanying notes are an integral part of these financial statements.

SHAWCORE DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
August 31, 2009
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

SHAWCORE DEVELOPMENT CORP.("the Company") was incorporated under the laws of the State of Nevada, U.S. on September 25, 2008. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and it intends to design and construct eco-friendly self assembly housing and storage structures. The Company intends to build a product that will be well suited to a more environmentally conscious market looking for affordable quality housing and storage that can be put together easily and quickly. Initially the target market will be the resort and cabin markets of the UK and the United States of America

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, September 25, 2008 through August 31, 2009 the Company has accumulated losses of $2,062.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $2,062 as of August 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

c) Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Foreign Currency Translation
The Company's functional currency and reporting currency is the United States dollar.

SHAWCORE DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
August 31, 2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f) Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share
The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

j) Fiscal Periods
The Company's fiscal year end is August 31.

k) Recent Accounting Pronouncements
In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles," ("SFAS 168"). SFAS 168 replaces FASB Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles", and establishes the FASB Accounting Standards Codification ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles ("GAAP"). SFAS 168 is effective for interim and annual periods ending after September 15, 2009. The Company will begin to use the new Codification when referring to GAAP in its annual report on Form 10-K for the fiscal year ending August 31, 2010. This will not have an impact on the results of the Company.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, "Amendments to FASB Interpretation No. 46(R)," ("SFAS 167"). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt SFAS 167 in fiscal 2010. The Company does not expect that the adoption of SFAS 167 will have a material impact on the financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, "Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140," ("SFAS 166"). SFAS 166 eliminates the concept of a "qualifying

SHAWCORE DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
August 31, 2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

special-purpose entity", changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity's continuing involvement in and exposure to the risks related to transferred financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company will adopt SFAS 166 in fiscal 2010. The Company does not expect that the adoption of SFAS 166 will have a material impact on the financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 165, "Subsequent Events," ("SFAS No. 165"). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 applies to both interim financial statements and annual financial statements. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. SFAS 165 does not have a material impact on our financial statements.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In January and February 2009, the Company issued 4,500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $4,500.

In February, April, May and June 2009, the Company issued 600,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $6,000.

SHAWCORE DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
August 31, 2009
--------------------------------------------------------------------------------

3. COMMON STOCK (CONTINUED)

In June, July and August 2009, the Company issued 275,000 shares of common stock at a price of $0.04 per share for total cash proceeds of $11,000.

During the period September 25, 2008 (inception) to August 31, 2009, the Company sold a total of 5,375,000 shares of common stock for total cash proceeds of $21,500.

4. INCOME TAXES

As of August 31, 2009, the Company had net operating loss carry forwards of approximately $2,062 that may be available to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                                                   2009
                                                 --------
     Current:
       Federal                                   $     --
       State                                           --
                                                 --------
     Deferred:                                   $     --
                                                 ========

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31:

                                                   2009
                                                 --------
     Deferred tax assets:
       Net operating loss carry forward          $  2,062
                                                 --------
           Total deferred tax assets                  722

           Less: valuation allowance                 (722)
                                                 --------
           Net deferred tax assets               $     --
                                                 ========

The valuation allowance for deferred tax assets as of August 31, 2009 was $722. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2009, and recorded a full valuation allowance.

SHAWCORE DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
August 31, 2009
--------------------------------------------------------------------------------

4. INCOME TAXES (CONTINUED)

Reconciliation between the statutory rate and the effective tax rate is as follows at August 31:

                                               2009
                                             --------

     Federal statutory tax rate                 (35.0)%
     Permanent difference and other              35.0%
                                             --------
     Effective tax rate                            --
                                             ========

5. RELATED PARTY TRANSACTONS

On September 25, 2008, the sole Director and President, Gary Burkinshaw, advanced the Company $299. The advance is non-interest bearing, due upon demand and unsecured.

SHAWCORE DEVELOPMENT CORP
(A Development Stage Company)
Balance Sheets
--------------------------------------------------------------------------------

                                                                      February 28,        August 30,
                                                                          2010               2009
                                                                        --------           --------
                                                                       (Unaudited)         (Audited)
ASSETS

CURRENT ASSETS
  Cash                                                                  $  1,633           $ 19,737
                                                                        --------           --------
      TOTAL CURRENT ASSETS                                                 1,633             19,737
                                                                        --------           --------

TOTAL ASSETS                                                            $  1,633           $ 19,737
                                                                        ========           ========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Advance from Director                                                 $    299           $    299
                                                                        --------           --------
      TOTAL CURRENT LIABILITIES                                              299                299
                                                                        --------           --------

TOTAL LIABILITIES                                                            299                299
                                                                        --------           --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   5,375,000 shares issued and outstanding                                 5,375              5,375
  Additional paid-in-capital                                              16,125             16,125
  Deficit accumulated during the development stage                       (20,166)            (2,062)
                                                                        --------           --------
TOTAL STOCKHOLDERS' EQUITY                                                 1,334             19,438
                                                                        --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $  1,633           $ 19,737
                                                                        ========           ========


   The accompanying notes are an integral part of these financial statements.

SHAWCORE DEVELOPMENT CORP
(A Development Stage Company)
Statements of Operations
(Unaudited)
--------------------------------------------------------------------------------

                                       Three Months     Three Months     Six Months      Six Months       From Inception
                                          Ended            Ended           Ended           Ended       (September 25,2008) to
                                        February 28,     February 28,    February 28,    February 28,      February 28,
                                           2010             2009            2010            2009               2010
                                        ----------       ----------      ----------      ----------         ----------
EXPENSES
  General and Administrative Expenses   $    3,649       $       19      $   18,104      $       25         $   20,166
                                        ----------       ----------      ----------      ----------         ----------

      Total expenses                        (3,649)             (19)        (18,104)            (25)           (20,166)
                                        ----------       ----------      ----------      ----------         ----------

Net loss                                $   (3,649)      $      (19)     $  (18,104)     $      (25)        $  (20,166)
                                        ==========       ==========      ==========      ==========         ==========

NET LOSS PER COMMON SHARE - BASIC       $    (0.00)      $    (0.00)     $    (0.00)     $    (0.00)
                                        ==========       ==========      ==========      ==========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING - BASIC              5,375,000        1,620,652       5,375,000         949,882
                                        ==========       ==========      ==========      ==========


The accompanying notes are an integral part of these financial statements.

SHAWCORE DEVELOPMENT CORP
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)
--------------------------------------------------------------------------------

                                                        Six Months         Six Months       From Inception
                                                          Ended              Ended       (September 25,2008) to
                                                        February 28,       February 28,      February 28,
                                                           2010               2009               2010
                                                         --------           --------           --------
OPERATING ACTIVITIES
  Net loss                                               $(18,104)          $    (25)          $(20,166)
                                                         --------           --------           --------

      Net cash used for operating activities              (18,104)               (25)           (20,166)
                                                         --------           --------           --------
FINANCING ACTIVITIES
  Loans from Director                                          --                 --                299
  Sale of common stock                                         --              3,000             21,500
                                                         --------           --------           --------

      Net cash provided by financing activities                --              3,000             21,799
                                                         --------           --------           --------

Net increase (decrease) in cash and equivalents           (18,104)             2,975              1,633

Cash and equivalents at beginning of the period            19,737                 --                 --
                                                         --------           --------           --------

Cash and equivalents at end of the period                $  1,633           $  2,975           $  1,633
                                                         ========           ========           ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                               $     --           $     --           $     --
                                                         ========           ========           ========

  Taxes                                                  $     --           $     --           $     --
                                                         ========           ========           ========

NON-CASH ACTIVITIES                                      $     --           $     --           $     --
                                                         ========           ========           ========


The accompanying notes are an integral part of these financial statements.

SHAWCORP DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
February 28, 2010
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

SHAWCORP DEVELOPMENT CORP.("the Company") was incorporated under the laws of the State of Nevada, U.S. on September 25, 2008. The Company is in the development stage as defined under Financial Accounting Standards Board Accounting Standards Codification (FASB ASC 915-205) "Development-Stage Entities" and it intends to design and construct eco-friendly self assembly housing and storage structures. The Company intends to build a product that will be well suited to a more environmentally conscious market looking for affordable quality housing and storage that can be put together easily and quickly. Initially the target market will be the resort and cabin markets of the UK and the United States of America.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception (September 25, 2008) through February 28, 2010, the Company has accumulated losses of $20,166

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The accompanying financial statements of Shawcore Development Inc. (the "Company") should be read in conjunction with the Company's most recent filing of the Form S-1 which included the financial statements as of August 31, 2009. Significant accounting policies disclosed therein have not changed except as noted below.

In the opinion of management, all adjustments necessary to present fairly the financial position as of February 28, 2010 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements

b) Going Concern
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $20,166 as of February 28, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

c) Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

SHAWCORP DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
February 28, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d) Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Foreign Currency Translation
The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation
Stock-based compensation is accounted for at fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 (FASB ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share
The Company computes net loss per share in accordance with FASB ASC 205 "Earnings per Share". FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

j) Fiscal Periods
The Company's fiscal year end is August 31.

SHAWCORP DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
February 28, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k) Recent Accounting Pronouncements
Accounting Standards Update ("ASU") ASU No 2010-03 (ASC Topic 932), which aligns the oil and gas reserve estimation and disclosure requirements of Extractive Activities- Oil and Gas with the requirements of the SEC final rule, Modernization of the Oil and Gas Reporting Requirements, issued December 31, 2008. ASU No 2010-2 Consolidation- Overall (Subtopic 810-10) amends ASU 810-10 to clarify the scope and guidance of the decrease in ownership provisions of subtopic 810. ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-12 (ASC Topic 820), Investments in Certain Entities that Calculate Net Assets Value per Share (or its Equivalent), ASU No. 2009-13 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2010-5, ASU No. 2010-4, ASU No. 2010-2 and 2009-2 through ASU No. 2009-15 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In February 2009, the Company issued 4,500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $4,500.

In February, April, May and June 2009, the Company issued 600,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $6,000.

In June, July and August 2009, the Company issued 275,000 shares of common stock at a price of $0.04 per share for total cash proceeds of $11,000.

During the period from inception (September 25, 2008) to February 28, 2010, the Company sold a total of 5,375,000 shares of common stock for total cash proceeds of $21,500.

4. INCOME TAXES

As of February 28, 2010, the Company had net operating loss carry forwards of approximately $20,200 that may be available to reduce future years' taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTONS

On September 25, 2008, the sole Director and President Gary Burkinshaw had advanced the Company $299. The advance is non-interest bearing, due upon demand and unsecured.

SHAWCORP DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
February 28, 2010
--------------------------------------------------------------------------------

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 26, 2010, the date which the financial statements were available to be issued. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

SHAWCORE DEVELOPMENT CORP
(A Development Stage Company)
Balance Sheets
--------------------------------------------------------------------------------

                                                                         May 31,           August 30,
                                                                          2010               2009
                                                                        --------           --------
                                                                       (Unaudited)         (Audited)
Assets

Current Assets
  Cash                                                                  $  1,402           $ 19,737
                                                                        --------           --------
      Total  current assets                                                1,402             19,737
                                                                        --------           --------

Total assets                                                            $  1,402           $ 19,737
                                                                        ========           ========

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
  Advance from Director                                                 $  4,299           $    299
                                                                        --------           --------
      Total current liabilities                                            4,299                299
                                                                        --------           --------

Total liabilities                                                          4,299                299
                                                                        --------           --------
Stockholders' Equity (Deficit)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   5,375,000 shares issued and outstanding                                 5,375              5,375
  Additional paid-in-capital                                              16,125             16,125
  Deficit accumulated during the development stage                       (24,397)            (2,062)
                                                                        --------           --------
      Total stockholders' equity (deficit)                                (2,897)            19,438
                                                                        --------           --------

Total liabilities and stockholders' equity (deficit)                    $  1,402           $ 19,737
                                                                        ========           ========


   The accompanying notes are an integral part of these financial statements.

SHAWCORE DEVELOPMENT CORP
(A Development Stage Company)
Statements of Operations
(Unaudited)
--------------------------------------------------------------------------------

                                         Three Months     Three Months     Nine Months      Nine Months        Inception
                                             Ended            Ended           Ended            Ended     (September 25, 2008)
                                            May 31,          May 31,         May 31,          May 31,         to May 31,
                                             2010             2009            2010             2009              2010
                                          ----------       ----------      ----------       ----------        ----------
Expenses
  General and Administrative Expenses     $    4,230       $    1,581      $   22,335       $    1,606        $   20,166
                                          ----------       ----------      ----------       ----------        ----------
      Total expenses                          (4,230)          (1,581)        (22,335)          (1,606)          (20,166)

                                          ----------       ----------      ----------       ----------        ----------
Net loss                                  $   (4,320)      $   (1,581)     $  (22,335)      $   (1,606)       $  (20,166)
                                          ==========       ==========      ==========       ==========        ==========


NET LOSS PER COMMON SHARE - BASIC         $    (0.00)      $    (0.00)     $    (0.00)      $    (0.00)
                                          ==========       ==========      ==========       ==========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING- BASIC                 5,375,000        3,207,609       5,375,000        2,370,281
                                          ==========       ==========      ==========       ==========


   The accompanying notes are an integral part of these financial statements.

SHAWCORE DEVELOPMENT CORP
 (A Development Stage Company)
Statements of Cash Flows
(Unaudited)
--------------------------------------------------------------------------------

                                                        Nine Months        Nine Months      From Inception on
                                                           Ended              Ended       September 25, 2008 to
                                                          May 31,            May 31,            May 31,
                                                           2010               2009               2010
                                                         --------           --------           --------

Operating Activities
  Net loss                                               $(22,335)          $ (1,696)          $(24,397)
                                                         --------           --------           --------

      Net cash used for operating activities              (22,335)            (1,696)           (24,397)
                                                         --------           --------           --------
Financing Activities
  Loans from Director                                       4,000              4,299
  Sale of common stock                                         --              7,500             21,500
                                                         --------           --------           --------

      Net cash provided by financing activities             4,000              7,500             25,799
                                                         --------           --------           --------

Net increase (decrease) in cash and equivalents           (18,335)             5,804              1,402

Cash and equivalents at beginning of the period            19,737                 --                 --
                                                         --------           --------           --------

Cash and equivalents at end of the period                $  1,402           $  5,804           $  1,402
                                                         ========           ========           ========

Supplemental cash flow information:

Cash paid for:
  Interest                                               $     --           $     --           $     --
                                                         ========           ========           ========

  Taxes                                                  $     --           $     --           $     --
                                                         ========           ========           ========

Non-Cash Activities                                      $     --           $     --           $     --
                                                         ========           ========           ========


   The accompanying notes are an integral part of these financial statements.

SHAWCORP DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
May 31, 2010
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

SHAWCORP DEVELOPMENT CORP.("the Company") was incorporated under the laws of the State of Nevada, U.S. on September 25, 2008. The Company is in the development stage as defined under Financial Accounting Standards Board Accounting Standards Codification (FASB ASC 915-205) "Development-Stage Entities" and it intends to design and construct eco-friendly self assembly housing and storage structures. The Company intends to build a product that will be well suited to a more environmentally conscious market looking for affordable quality housing and storage that can be put together easily and quickly. Initially the target market will be the resort and cabin markets of Europe, and North America.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception (September 25, 2008) through May 31, 2010, the Company has accumulated losses of $24,397.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The accompanying financial statements of Shawcore Development Inc. (the "Company") should be read in conjunction with the Company's most recent filing of the Form S-1 which included the financial statements as of August 31, 2009. Significant accounting policies disclosed therein have not changed except as noted below.

In the opinion of management, all adjustments necessary to present fairly the financial position as of May 31, 2010 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements

b) Going Concern
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $24,397 as of May 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

c) Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SHAWCORP DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
May 31, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e) Foreign Currency Translation
The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation
Stock-based compensation is accounted for at fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 (FASB ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share
The Company computes net loss per share in accordance with FASB ASC 205 "Earnings per Share". FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

j) Fiscal Periods
The Company's fiscal year end is August 31.

k) Recent Accounting Pronouncements
In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

SHAWCORP DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
May 31, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic
718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires entities to disclose separately the amount and reasons behind significant transfers in and out of Levels 1 and 2, disclose the fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used to measure both recurring and nonrecurring activities under Levels 2 and 3. The new disclosure requirements are effective for interim and annual reporting periods beginning after December 15, 2009. The ASU also requires that reconciliations for fair value measurements using significant unobservable inputs (Level 3) should separately present significant information on a gross basis. This Level 3 disclosure requirement is effective for fiscal years beginning after December 14, 2010. The adoption of the provisions of ASU 2010-06 is not expected to have a material impact on the Company's financial statements.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In February 2009, the Company issued 4,500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $4,500.

In February, April, May and June 2009, the Company issued 600,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $6,000.

In June, July and August 2009, the Company issued 275,000 shares of common stock at a price of $0.04 per share for total cash proceeds of $11,000.

During the period from inception (September 25, 2008) to August 31, 2009, the Company sold a total of 5,375,000 shares of common stock for total cash proceeds of $21,500.

4. INCOME TAXES

As of May 31, 2010, the Company had net operating loss carry forwards of approximately $24,397 that may be available to reduce future years' taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

SHAWCORP DEVELOPMENT CORP.
(A Development Stage Company)
Notes To The Financial Statements
May 31, 2010
--------------------------------------------------------------------------------

5. RELATED PARTY TRANSACTONS

On September 25, 2008, the sole Director and President, Gary Burkinshaw, advanced the Company $299. On March 2, 2010, the sole Director and President, Gary Burkinshaw, advanced the Company $4,000. Both advances are non-interest bearing, due upon demand and unsecured.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

Upon the effectiveness of the registration statement that we filed on Form S-1,
Section 15(d) of the Securities Exchange Act requires us to file reports required pursuant to Section 13 of the Securities Exchange Act. These reports include current, quarterly and annual reports on the appropriate SEC forms. If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee               $     9.28
Transfer Agent Fees                                               $ 6,000.00
Accounting fees and expenses                                      $ 3,500.00
Legal fees and expenses                                           $ 3,500.00
Edgar filing fees                                                 $   500.00
                                                                  ----------

Total                                                             $14,509.28
                                                                  ==========

All amounts are estimates other than the Commission's registration fee.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 3,000,000 shares of our common stock to Gary Burkinshaw on January 16, 2009. Mr. Burkinshaw is our President, Chief Executive Officer, Treasurer, Secretary and our sole director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Burkinshaw was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,500,000 shares of our common stock at a price of $0.001 per share to the following 6 purchasers on February 20, 2009:

Name of Subscriber                                              Number of Shares
------------------                                              ----------------
Dale Burkinshaw                                                     250,000
Ross Burkinshaw                                                     250,000
Carla Burkinshaw                                                    250,000
Brian Burkinshaw                                                    250,000
Karen Burkinshaw                                                    250,000
Philomena Bentham                                                   250,000

The total amount received from this offering was $1,500. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 600,000 shares of our common stock at a price of $0.01 per share to the following 12 purchasers on June 8, 2009:

Name of Subscriber                                              Number of Shares
------------------                                              ----------------
Kerry Bentham                                                        50,000
David Bentham                                                        50,000
Michael Bentham                                                      50,000
Cassandra Turner                                                     50,000
Bethany Travis                                                       50,000
Antonia Jade Crossland                                               50,000
Jake Grimstone                                                       50,000
Simon Levitt                                                         50,000
Rachel Kershaw                                                       50,000
Andrew Cawley                                                        50,000
Natalie Cheethem                                                     50,000
Emry Briggs                                                          50,000

The total amount received from this offering was $6,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 275,000 shares of our common stock at a price of $0.04 per share to the following six purchasers on August 8, 2009:

Name of Subscriber                                              Number of Shares
------------------                                              ----------------
Matthew Hall                                                         25,000
Todd Cheshire                                                        25,000
Daniel Ellis                                                         25,000
Michael Wright                                                       25,000
Robert Boxter                                                        25,000
Jason Albinson                                                       25,000
Robert Shaw                                                          25,000
Paul Clarke                                                          25,000
Melanie Jane Palmer                                                  25,000
Kimberley Jenkins                                                    25,000
Mark Haslam                                                          25,000

The total amount received from this offering was $11,000. We completed this offering pursuant to Regulation S of the Securities Act

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

EXHIBITS

  Exhibit
   Number                               Description
   ------                               -----------

    3.1                Articles of Incorporation *
    3.2                By-Laws *
    5.1                Legal opinion of Diane Dalmy, with consent to use *
   10.1                Supply Agreement UAB Stilmeda *
   23.1                Consent of DeJoya Griffith & Company, LLC.

----------
* Previously filed

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Carson City, State of Nevada, on August 13, 2010.


                                  SHAWCORE DEVELOPMENT CORP.


                                  By: /s/ Gary Burkinshaw
                                     -------------------------------------------
                                     Gary Burkinshaw
                                     President, Chief Executive Officer,
                                     Secretary, Treasurer, Chief
                                     Accounting Officer, Chief Financial Officer
                                     and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                        Capacity in Which Signed             Date
---------                        ------------------------             ----



/s/ Gary Burkinshaw           President, Chief Executive         August 13, 2010
--------------------------    Officer, Secretary, Treasurer,
Gary Burkinshaw               Chief Accounting Officer,
                              Chief Financial Officer
                              and sole Director